Exhibit 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of LONG MALL INTERNET TECHNOLOGY COMPANY LIMITED (the “Company”) on Form 10-Q for the period ended March 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Zhao Wenjing, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Zhao Wenjing	Dated: May 24, 2021
Zhao Wenjing
Title:	Chief Executive Officer (Principal Executive Officer)